UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2012

CAMDEN PROPERTY TRUST

(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Three Greenway Plaza, Suite 1300, Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 354-2500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 4, 2012, Camden Property Trust, a Texas real estate investment trust (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, for themselves and Representatives of the several Underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $350,000,000 aggregate principal amount of its 2.950% Notes due 2022 (the “Notes”), which issuance and sale closed on December 7, 2012. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The offering of the Notes is described in the Company’s Prospectus Supplement dated December 4, 2012 to the Company’s Prospectus dated November 9, 2011. The Notes were issued pursuant to the Company’s existing shelf registration statement.

The Notes bear interest at 2.950% from December 7, 2012, with interest payable each June 15 and December 15 beginning June 15, 2013. The Notes will mature on December 15, 2022. The Notes are redeemable at any time at the option of the Company, in whole or in part, at a redemption price equal to the principal amount and accrued interest of the Notes being redeemed, plus a make-whole premium. If, however, the Company redeems any Notes 90 days or fewer prior to the maturity date, the redemption price will equal 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to the redemption date.

The Notes were priced at a discount such that they were offered to the public at 98.945% of their face amount. The Notes were issued under an Indenture between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (the “Trustee”), as amended by the First Supplemental Indenture dated as of May 4, 2007 between the Company and the Trustee and the Second Supplemental Indenture dated June 3, 2011 between the Company and the Trustee (as amended, the “Indenture”).

After deducting underwriting discounts and other offering expenses, the net proceeds from the sale of the Notes was approximately $343.7 million. The Company intends to use the net proceeds to repay the outstanding balance under its unsecured line of credit, and the remainder for general corporate purposes, which may include property acquisitions and development in the ordinary course of business, capital expenditures and working capital. In the ordinary course of their respective businesses, the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates for which they have received, and will in the future receive, customary fees. U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., one of the Underwriters, is serving as the trustee under the Indenture. Affiliates of the Underwriters are lenders under the Company’s unsecured line of credit and, upon application of the net proceeds of the Notes, will receive their proportionate shares of the amount of the line of credit repaid.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Title

1.1	Underwriting Agreement among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., for themselves and as Representatives of the several Underwriters named therein dated December 4, 2012.

4.1	Indenture dated as of February 11, 2003 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-103119) filed with the Securities and Exchange Commission on February 12, 2003 and incorporated herein by reference).

4.2	First Supplemental Indenture dated as of May 4, 2007 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 1-12110) filed with the Securities and Exchange Commission on May 7, 2007).

4.3	Second Supplemental Indenture dated as of June 3, 2011 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 1-12110) filed with the Securities and Exchange Commission on June 3, 2011).

4.4	Form of Camden Property Trust 2.950% Notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2012

CAMDEN PROPERTY TRUST

By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Vice President–Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Title

1.1*	Underwriting Agreement among the Company and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and U.S. Bancorp Investments, Inc., for themselves and as Representatives of the several Underwriters named therein dated December 4, 2012.

4.1	Indenture dated as of February 11, 2003 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-103119) filed with the Securities and Exchange Commission on February 12, 2003 and incorporated herein by reference).

4.2	First Supplemental Indenture dated as of May 4, 2007 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 1-12110) filed with the Securities and Exchange Commission on May 7, 2007).

4.3	Second Supplemental Indenture dated as of June 3, 2011 between the Company and U.S. Bank National Association, as successor to SunTrust Bank, as trustee (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 1-12110) filed with the Securities and Exchange Commission on June 3, 2011).

4.4*	Form of Camden Property Trust 2.950% Notes due 2022.

*	Filed herewith.